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                                  Exhibit 10.2

                            Share Exchange Agreement

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                            SHARE EXCHANGE AGREEMENT



         This   Share   Exchange   Agreement   ("Agreement"),    dated   as   of
______________, 1999, among GS TELECOM LIMITED ("GST"), a Colorado Corporation, and Steven C. Gillam (Gillam) and David Andrew Castle (Castle).


                              W I T N E S S E T H:

     A. WHEREAS, GST is a corporation duly organized under the laws of the State of Colorado, and Gillam and Castle are residents of the U. K.

     B. Exchange of Shares. GST and Castle and Gillam agree that 15% of the ownership interests of

                  Manex Studios LLC
                  Manex Visual Effects LLC
                  Manex Entertainment Ltd
                  Mass Illusions LLC

(HEREINAFTER THE LLC INTEREST) SHALL BE EXCHANGED TO GST FOR 38,720,000 (THIRTY-EIGHT MILLION SEVEN HUNDRED TWENTY THOUSAND) SHARES OF THE COMMON STOCK OF GST. EQUAL NUMBERS OF THE GST SHARES, ON THE CLOSING DATE, SHALL BE DELIVERED TO GILLAM AND CASTLE IN EXCHANGE FOR THEIR INTERESTS AS DESCRIBED ABOVE.

         C. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Colorado Statutes.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I
                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), Gillam & Castle shall exchange 15% of the outstanding LLC interest in Manex Studios LLC, Manex Visual Effects LLC, Manex Entertainment Ltd, Mass Illusions LLC for 38,720,000 (Thirty-Eight Million Seven Hundred Twenty) (19,360,000 each to Gillam and Castle) common shares of GST stock and the Agreement for bonus registration as set forth in article 7.7 hereof. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all conditions of this agreement have been met or satisfied.


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         On the  Closing  Date,  all of the  documents,  shares  and notes to be furnished to GST and Castle and Gillam, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to be promptly distributed to the parties as specified in this Agreement.


                                   ARTICLE II
                         Issuance and Exchange of Shares

         2.1 The shares of no par value common stock of GST shall be issued by it to Castle and Gillam (or according to their instructions at closing and the assignment of LLC interests specified in 1.1 shall be delivered to GST, together with an Agreement as specified in Article 7.7 hereof.

         2.2 Other than those previously disclosed in writing, GST represents that

a. no outstanding options or warrants for its unissued shares exist;

b. all preferred stock of GST due for redemption as of the date hereof shall have been redeemed as of closing date, if any; and

c. other than the rights accruing to holders of the Convertible Loan Notes listed in Schedule 4.2, that there are no loans or other instruments which carry conversion rights giving the holder rights to voting shares in GST at any time after closing.


                                   ARTICLE III
                           Representations, Warranties
                       and Covenants of Castle and Gillam

         Subject to the disclosures referred to in 3.3 Castle and Gillam hereby represent, warrant, and covenant to GST to the best of their knowledge and belief as follows:

         3.1 Castle and Gillam have title to the LLC interest as disclosed to GST.

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         3.2  Neither  the  making  of nor the  compliance  with the  terms  and provisions of this Agreement and consummation of the transactions contemplated herein will conflict with or result in a breach or violation of any covenant, promise, or loan agreement entered into previously by Castle and Gillam.

         3.3 Castle and Gillam have deduced title to their interest in the LLCs to GST. As a result of claims to other interests in the LLCs made by third parties, declaratory relief is being sought by the other LLC shareholders against whom these claims were made, in the course of which the ownership of shares by Castle and Gillam will be included. Assurances have been received from the parties claiming interest against the other LLC shareholders that their claims do not extend to the shares owned by Castle and Gillam.

         3.4 The representations and warranties of Castle and Gillam are true and correct as of the date hereof.

         3.5 All warranties and representations concerning the LLC interests of Castle and Gillam which are relied upon by GST are contained in this agreement.

         3.6 Intellectual Property. As disclosed to GST certain but not all of the trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of business by the LLC's, whether registered or unregistered are owned by or licensed to Masstech Inc. (collectively the "Proprietary Rights"). The title to the Proprietary Rights that are not in the public domain in the name of Masstech Inc has been disclosed to GST and is not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to Masstech Inc(except to the extent that part of the title includes an option which has not yet been exercised) and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. The LLCs' use of the Proprietary Rights is set out in the title to the Proprietary Rights.

         3.7 Material Contracts. Other than as disclosed in the title to the Proprietary Rights disclosed to GST there is no material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing, or inchoate relating to the Proprietary Rights.


                                   ARTICLE IV
         Representations, Warranties and Covenants of GS Telecom Limited


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         No  representations  or warranties  are made by any director,  officer, employee or shareholder of GST as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         GST hereby represents, warrants and covenants to Castle and Gillam, except as stated in the GST Disclosure Statement, as follows both for itself and it's subsidiary and associated companies:

         4.1 (a) GST is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of GST, copies of which have been delivered to Castle and Gillam, are complete and accurate, and the minute books of GST contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of GST.

                  (b) All subsidiary and associated companies of GST have been formed and have conducted their business in accordance with the laws of the country and/or state in which they are resident.

         4.2 The aggregate number of shares which GST is authorized to issue is 100,000,000 (One Hundred Million) shares of common stock with no par value per share, of which17, 056,414 (Seventeen Million fifty six Thousand Four Hundred Fourteen) shares of such common stock will be issued and outstanding, fully paid and non-assessable, prior to closing under this agreement. GST has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except for the notes with conversion privileges listed in Schedule 4.2. No preferred stock of GST is outstanding.

         4.3 GST has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law; to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by GST will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of GST or the rules of N.A.S.D.A.Q. and/or the Securities Exchange Commission (S.E.C.) where appropriate.

           4.5 The execution of this Agreement has been duly authorized and approved by the GST's Board of Directors.

         4.6 GST has delivered to Castle and Gillam audited financial statements of GST and all subsidiary and associated companies dated June 30, 1998. All such statements, herein sometimes together called "GST Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of GST of the periods indicated. All statements of GST and its subsidiary and associated companies will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the GST Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise of GST or any subsidiary or associated company. GST does not have any material liabilities or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise) disclosed to Castle and Gillam in writing prior to the closing and the Closing Date.

         4.8 GST has delivered to Castle and Gillam a full list and description of all existing pending legal proceedings involving GST, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of GST and its subsidiary and associated companies, threatened against any of these companies or affecting any of its assets or properties, and none have committed any material breach or violation of or default under any contract or instrument to which any of these companies is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default under any contract or other instrument to which any of these companies is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to any of these companies.


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         4.9  Neither  GST or any  subsidiary  or  associated  company  or agent thereof shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition, or issue any new shares.

         4.10 GST or any subsidiary or associated company is not a party to any contract performable in the future, except as shown in Schedule 4.10.

         4.11 The representations and warranties of GST are true and correct as of the date hereof.

         4.12 GST has delivered, or will deliver within four weeks of the date of this Agreement, to Castle and Gillam, all of its corporate books and records for review, true and correct copies of GST tax return since 1996, if any. GST will also deliver Castle and Gillam on or before the Closing Date any reports relating to the financial and business condition of GST which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.13 GST has no employee benefit plan in effect at this time.

         4.14 No representation or warranty by GST in this Agreement, the GST Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.


                                    ARTICLE V
               Obligations of the Parties Pending the Closing Date

         5.1 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information, which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall


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either  furnish or cause to be furnished,  or shall  destroy,  or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 GST and Castle and Gillam shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                   ARTICLE VI
                             Procedure for Exchange

         6.1 At the Closing Date, the exchange shall be effected as set forth in Colorado Laws with common stock certificates of GST being exchanged for the LLC interests.


                                   ARTICLE VII
                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 Castle and Gillam shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date and GST and Castle and Gillam shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.


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         7.2 Other than as disclosed to GST no action,  suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby.

         7.3 The representations warranties and disclosures made by Castle and Gillam and GST in this Agreement shall be true as though such representations warranties and disclosures given by each to the other at closing had been made or given on and as of the Closing Date, except to the extent that such representations warranties and disclosures may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by Castle and Gillam or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of GST or LLCs) occurring or arising after the date of this Agreement.

         7.4 GST shall furnish Castle and Gillam with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of GST, approving this Agreement and the transactions contemplated by it.


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          7.5 GST shall deliver an Agreement  providing  deferred  compensation, which shall include in part the following:

         (a) A portion of the purchase consideration shall be deferred until the following mutually agreed gross revenue projections for Universal Syntropy Inc. are attained or surpassed. These are

           Fiscal Year ended June 30, 2000                    $ 2,000,000

           Fiscal Year ended June 30, 2001                    $ 12,000,000 or

           Cumulatively by the year ended June 30, 2001       $ 14,000,000

         (b) If by the end of the fiscal year ended June 30, 2001 gross revenues to that date from the fiscal years 1999, 2000, and 2001 have attained or surpassed the sum of $14,000,000 as a result of the commercialization by Universal Syntropy Inc of the IPR and software purchased from Masstech Inc and/or also resulting from the sum of the share of profits due to GST derived from Interest purchased in Manex Entertainment Ltd, Manex Visual Effects LLC, Mass Illusions LLC and Manex Studios LLC or the interests have been sold or otherwise disposed of then the remaining common shares (full paid and non-assessable) of the agreed purchase price (deferred until that event) shall be issued as follows:

                                             Agreed              Shares
                           Shares            Consideration       Issued
                           Deferred

Masstech Inc.              6,600,000         4,280,000           2,320,000

Dr. Steven C. Gillam       24,200,000        19,360,000          4,840,000

D Andrew Castle            24,200,000        19,360,000          4,840,000

                                  ARTICLE VIII
                           Termination and Abandonment

         8.1   Anything   contained   in   this   Agreement   to  the   contrary
         notwithstanding; the Agreement may be terminated and abandoned at any time prior to the Closing Date:

         (a)      By mutual consent in writing of Castle and Gillam and GST;

         (b)      By Castle and Gillam,  or GST, if any  condition  set forth in
                  Article VII relating to the other party has not been met or has not been waived;


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         (c)      By Castle and  Gillam,  or GST,  if any suit,  action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By any party if the Agreement Closing Date is not within 30 days from the date hereof; or

         (f) Castle and Gillam shall have the right to assign this agreement to any other entity, at any time, subject to the due diligence terms herein, provided that it may assign only once at which time the 30 days contemplated in (e) above shall begin to run again.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                   ARTICLE IX
                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X
                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.


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         10.2 All parties to this Agreement  agree that if it becomes  necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.3 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of Castle and Gillam.

         10.4 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Castle and Gillam:
c/o Fox Brooks Marshall (D.A.Castle)
Century House, St. Peter's Square
Manchester,
England

To GS Telecom Limited:
First Floor Hampton House
20 Albert Embankment London, SE1 7TJ

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     10.5 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of Castle and Gillam and GST. However, either Castle and Gillam or GST may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.


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     IN WITNESS  WHEREOF,  the parties have set their hands and seals this _____
day of __________________, 1999.

Steven C. Gillam                               GS TELECOM LIMITED



__________________________                  By:_________________________
                                                   Director

David Andrew Castle
__________________________                  Attest:_______________________